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                                                                     EXHIBIT 4.3


                          REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of December 14, 2001, is entered into by and among EntreMed, Inc., a Delaware corporation, with headquarters located at 9640 Medical Center Drive, Rockville, Maryland 20850 (the "COMPANY"), and the undersigned buyers (each, a "BUYER" and collectively, the "BUYERS").

        WHEREAS:

        A. Pursuant to a Securities Purchase Agreement, dated the date hereof (the "SECURITIES PURCHASE AGREEMENT"), among the Company and the Buyers, the Company has agreed to sell and the Buyers have agreed to purchase units of securities of the Company (the "UNITS") consisting of (i) the Company's Common Stock, par value $.01 per share (the "COMMON SHARES"), and (ii) Warrants (the "WARRANTS") to purchase shares of Common Stock (the "WARRANT SHARES"); and

        B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT").

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

                1.      DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:

                        a. "INVESTOR" means a Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10.

                        b. "MATERIALLY DETRIMENTAL" means, in the good faith judgment of the Board of Directors of the Company as set forth in a certificate signed by the Chief Executive Officer, Vice President-Finance or General Counsel of the Company, the filing in question would be materially


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                                detrimental to the Company by reason of (i) any
                                proceeding before, or material event involving, the Food and Drug Administration, or (ii) any proposal or plan of the Company or any of its Subsidiaries to engage in any sale, acquisition, merger, consolidation, reorganization, tender offer or similar transaction.

                        c. "PERSON" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency or any other entity.

                        d. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements (defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

                        e. "REGISTRABLE SECURITIES" means (i) the Common Shares purchased by the Buyers pursuant to the Securities Purchase Agreement, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any shares of capital stock issued or issuable with respect to such Common Shares, Warrants or Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on the exercise of the Warrants.

                        f. "REGISTRATION STATEMENT" means a registration statement of the Company filed under the 1933 Act and pursuant to Rule 415.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

                2.      REGISTRATION

                        a. Shelf Registration. The Company shall prepare, and, as soon as practicable, but in no event later than thirty (30) calendar days after the Closing Date (the "FILING DATE"), file with the SEC a Registration Statement or Registration Statements (as is necessary), containing the Plan of Distribution set forth hereto as Exhibit B, on Form S-3 (or



                                       2
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                                if such form is unavailable, such other form as
                                is available for registration) covering the resale of all of the Registrable Securities. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the earlier of (i) five
                                (5) business days after the Company is advised orally or in writing by the SEC that the SEC will not review or has no further comments concerning the Registration Statement and (ii) the ninetieth (90th) calendar day after the Closing Date (the "EFFECTIVENESS DATE").

                        b. Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as defined in Section 3(a)) the Registrable Securities are not already covered by an effective Registration Statement and the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any sale, acquisition, merger, consolidation, reorganization or similar transaction of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to each Investor written notice of the Company's intention to file a Registration Statement and of such Investor's rights under this Section 2(b) and, if within twenty (20) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, subject to the priorities set forth in Section 2(b) below. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a). The obligations of the Company under this
                                Section 2(b) may be waived by the Buyers. If an offering in connection with which an Investor is entitled to registration under this Section 2(b) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. If a registration pursuant to this Section 2(b) is to be an underwritten public offering and the managing underwriter(s) advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by the Investors and other holders of securities entitled to participate in the registration, as of the date hereof, drawn from them pro rata based on the number each has requested to be included in such registration.

                        c. Allocation of Registrable Securities. The initial number of Registrable Securities included in any "piggyback" Registration Statement under Section 2(b) and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held, or which could be held, by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC.

                        d. Legal Counsel. The Investors shall have the right to select one (1) legal counsel to review and oversee at the Buyers' expense any offering pursuant to this Section 2 ("LEGAL COUNSEL"), which shall be Robinson Silverman Pearce Aronsohn & Berman LLP or such other counsel as hereafter designated by the holders of a majority of Registrable Securities. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations under this Agreement.

                        e. Ineligibility for Form S-3. In the event that Form S-3 is not available for any registration of Registrable Securities hereunder, the Company shall (i) register the sale of the Registrable Securities on another appropriate form, if any, and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the



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

                                Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

                        f. Rule 416. The Company and the Investors each acknowledge that each Registration Statement prepared in accordance hereunder shall include an indeterminate number of Registrable Securities pursuant to Rule 416 under the 1933 Act so as to cover any and all Registrable Securities which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the provisions contained in the Warrants (collectively, the "RULE 416 SECURITIES"). In this regard, the Company agrees to use reasonable efforts to ensure that the maximum number of Registrable Securities which may be registered pursuant to Rule 416 under the 1933 Act are covered by each Registration Statement.

                        g. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities (a "DEFICIT FAILURE"), the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least one hundred percent (100%) of such Registrable Securities in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities is greater than the number of shares of Common Stock available for resale under such Registration Statement. For purposes of the calculation set forth in the foregoing sentence, any restrictions on the exercisability of the Warrants shall be disregarded and such calculation shall assume that the Warrants are then exercisable into shares of Company Common Stock.

                3.      RELATED OBLIGATIONS

        Whenever an Investor has requested that any Registrable Securities be registered pursuant to Section 2(b) or at such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a) or 2(g), the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

                        a. Registration. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities as provided in Section 2(a), and shall keep such Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date on which the Investors shall have sold all the Registrable Securities or (ii) the date on which all Registrable Securities may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the 1933 Act (the "REGISTRATION PERIOD"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                        b. Amendments. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

                        c. Legal Counsel Review. The Company shall permit Legal Counsel to review and comment upon a Registration Statement and all amendments and supplements thereto at least seven (7) days prior to their filing with the SEC, and not file any document in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a

                                Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which approval shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one (1) copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits and (iii) upon the effectiveness of any Registration Statement, one
                                (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.

                        d. Disclosure Materials. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one
                                (1) copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                        e. State Securities Laws. If state securities law registration or qualification is required, the Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such state securities or "blue sky" laws of such jurisdictions in the United States as Legal Counsel or any Investor reasonably requests,
                                (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and
                                (iv) take all other actions reasonably necessary



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

                                or advisable to qualify the Registrable
                                Securities for sale in such jurisdictions;
                                provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                        f. Underwriting Agreement. In the event the Investors who hold a majority of the Registered Securities being offered in an offering are entitled to select underwriters for such offering, the Company agrees to enter into and to perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

                        g. Notification. As promptly as practicable after becoming aware of such event, the Company shall notify Legal Counsel and each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel within one (1) day of such



                                       8
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                                effectiveness by facsimile or by overnight
                                mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                        h. Stop-Order and Suspension. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

                        i. Confidential Information. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                        j. Listing. The Company shall use its reasonable best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on The Nasdaq National Market System or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause
                                (i) or (ii), to secure the inclusion for quotation on The Nasdaq SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two (2) market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

                        k. Certificates. The Company shall cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

                        l. Transfer Agent. The Company shall provide a transfer agent and registrar, which may be the same Person, of all such Registrable Securities not later than the effective date of such Registration Statement.

                        m. Reasonable Best Efforts. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

                        n. Compliance with Securities Laws. The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder and the Company shall use its reasonable best efforts to file with the SEC in a timely manner all reports and documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 ACT").



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

                        o. Confirmation. In addition to any notice required to be delivered to Legal Counsel and to the Investors pursuant to Section 3(g), within three
                                (3) business days after the Registration
                                Statement which includes the Registrable
                                Securities is ordered effective by the SEC, the Company shall cause legal counsel for the Company to deliver to the transfer agent for such Registrable Securities confirmation, substantially in the form set forth as Exhibit A, that the Registration Statement has been declared effective by the SEC.

                        p. Disposition. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

                        q. Limitation on Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Registration Statement required to be filed pursuant to
                                Section 2(a) shall register only the Registrable Securities.

                4.      OBLIGATIONS OF THE INVESTORS

                        a. At least seven (7) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself and the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                        b. Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

                        c. In the event any Investor elects to participate in an underwritten public offering pursuant to
                                Section 2, each such Investor agrees to enter into and to perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

                5.      EXPENSES OF REGISTRATION

        All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company and, in the event the Company fails to comply with the reasonable requests of Legal Counsel made pursuant to Section 3(c) of this Agreement, the fees and disbursements of Legal Counsel, shall be paid by the Company.

                6.      INDEMNIFICATION

        In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                        a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and (ii) the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or 1934 Act, and any underwriter (as defined in the 1933 Act) for the Investors, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PERSON"), subject to Section 6(d) with respect to the number of legal counsel, against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "INDEMNIFIED DAMAGES") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (collectively, "CLAIMS"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
                                (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the
                                SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such Person from whom the

                                Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any Person controlling such Person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10.

                        b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in
                                Section 6(a), the Company, each of its
                                directors, each of its officers who signs the Registration Statement, its employees and agents, and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim or Indemnified Damages to which any Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
                                Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, or the Indemnified Party failed to utilize such corrected prospectus.

                        c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such Persons so furnished in writing expressly for inclusion in the Registration Statement.

                        d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding, or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or Indemnified Party and the indemnifying party, and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person to such indemnifying party. The indemnifying party shall pay reasonable fees for only one (1) separate legal counsel for the Indemnified Person or Indemnified Party, as applicable, and such legal counsel shall be selected by Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                        e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                        f. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                7.      CONTRIBUTION

        To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                8.      REPORTS UNDER THE 1934 ACT

        With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

                        a. make and keep public information available, as those terms are understood and defined in Rule 144;

                        b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                        c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

                9.      LIQUIDATED DAMAGES

        If: (a) any Registration Statement required to be filed pursuant to
Section 2(a) is not filed on or prior to the Filing Date, (b) unless waived by the Investors, the Company files such Registration Statement without affording Legal Counsel the opportunity to review and comment on the same as required by
Section 3(c), or (c) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the 1933 Act, within five (5) business days after the Company is advised orally or in writing by the SEC that the SEC will not review or has no further comments concerning the Registration Statement, or (d) a Registration Statement filed hereunder is not declared effective by the SEC on or prior to the Effectiveness Date, or (e) after a Registration Statement is filed with and declared effective by the SEC, such Registration Statement ceases to be effective as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Registration Period without being succeeded within ten (10) trading days, or if it would be Materially Detrimental, twenty (20) trading days, by an amendment to such Registration Statement or by a subsequent Registration Statement filed with and declared effective by the SEC, or (f) an amendment to a Registration Statement is not filed by the Company with the SEC within ten (10) trading days, or if it would be Materially Detrimental, twenty (20) trading days, of the SEC's notifying the Company that such amendment is required in order for such Registration Statement to be declared or remain effective, or (g) the Common Stock is not listed or quoted, or is suspended from trading, on Nasdaq for a period of ten (10) trading days in any 12 month period (which need not be consecutive trading days), (any such failure or breach being referred to as an "REGISTRATION DEFAULT," and, (w) for purposes of clause (a), (b) or (d), the date on which such Registration Default occurs, (x) for purposes of clause
(c), the date on which such five (5) day period is exceeded, (y) for purposes of clauses (e) and (f) the date on which the applicable trading day-period is exceeded, or (z) for purposes of clause (g) the date on which such ten (10) trading day period is exceeded, being referred to as an "EVENT DATE"), then the Company shall pay to each Holder an amount, in cash, as liquidated damages ("LIQUIDATED DAMAGES")

(x) upon the occurrence of a Registration Default, an amount equal to one percent (1%) of the aggregate Price Per Unit of the Units then held by such Buyer, and (y) if the Registration Default has not been cured by the first month anniversary following the date of the Registration Default, an amount equal to one percent (1%) of the aggregate Price Per Unit of the Units then held by such Buyer and (z) on each monthly anniversary thereafter until the Registration Default has been cured, an amount equal to one percent (1%) of the aggregate Price Per Unit of the Units then held by such Buyer; provided, however, that all periods referred to in clauses (y) and (z) above shall be tolled during delays caused by the action or inaction of any Buyer, and the Company shall have no liability in respect of any such delay. The Liquidated Damages payable pursuant hereto shall be payable within five (5) business days following the date of the Registration Default or the monthly anniversary thereof, as the case may be. Notwithstanding anything to the contrary contained herein, (x) Liquidated Damages shall not be payable under this Section 9 for more than one Registration Default occurring or existing at any one time, (y) no Liquidated Damages shall be payable under this Section 9 in respect of any Registration Default which also constitutes a Company Violation under the Securities Purchase Agreement or is an exception from the liquidated damages provisions contained in Section 8 of the Securities Purchase Agreement, or (z) that the Company shall have no liability to any Investor for any Liquidated Damages at the occurrence of a Registration Default or thereafter if the Company's violation of any such material provision or failure to fulfill such material obligations is caused by or results from any action or inaction of any such Investor or any other Investor.

                10.     ASSIGNMENT OF REGISTRATION RIGHTS

        The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if:
(i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned;
(iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; provided, however, that the transferee or assignee may subsequently transfer or assign all or any portion of the Registrable Securities if an exemption from registration under the 1933 Act is applicable to such transfer or assignment; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

                11.     AMENDMENT OF REGISTRATION RIGHTS

        Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

                12.     MISCELLANEOUS

                        a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                        b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one
                                (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

                EntreMed, Inc.
                9640 Medical Center Drive
                Rockville, MD 20850
                Telephone:   (301) 217-9858
                Facsimile:   (301) 217-9594
                Attention:   John W. Holaday, Ph.D.

        With a copy to:

                Arnold & Porter
                1600 Tysons Boulevard, Ste. 900
                McLean, VA 22102
                Telephone:   (703) 720-7005
                Facsimile:   (703) 720-7399
                Attention:   Robert B. Ott, Esq.

        If to Legal Counsel:

                Robinson Silverman Pearce Aronsohn & Berman LLP
                1290 Avenue of the Americas
                New York, NY 10104
                Telephone:   (212) 541-2000
                Facsimile:   (212) 541-4630
                Attention:   Eric L. Cohen

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

                        c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                        d. This Agreement shall be governed by and construed in all respects by the internal laws of the State of New York (except for the proper application of the United States federal securities laws), without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the City of New York, for the adjudication of any dispute hereunder. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. In any suit or action to enforce the provisions of this Agreement, the prevailing party shall be entitled to be reimbursed for all reasonable legal fees and expenses incurred by such party in connection with such suit or action.

                        e. This Agreement, the Securities Purchase Agreement and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                        f. Subject to the requirements of Section 10, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

                        g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                        h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                        i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                        j. All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding a majority of the Registrable Securities, determined as if all of the Warrants then outstanding have been converted into Registrable Securities without regard to any limitation on exercise of the Warrants.

                        k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

                        l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                            [signature pages follow]

        IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.


                                        COMPANY:

                                        ENTREMED, INC.


                                        By:    /s/ John W. Holaday, PhD
                                           ---------------------------------
                                        Name:  John W. Holaday, PhD
                                        Title: Chairman and CEO

                                        BUYER:

                                        CRANSHIRE CAPITAL, L.P.


                                        By:   Downsview Capital, Inc.,
                                              the General Partner

                                              By:    /s/ Mitchell P. Kopin
                                                  ------------------------------
                                              Name:  Mitchell P. Kopin
                                              Title: President


                                        BUYER:

                                        EURAM CAP STRAT "A" FUND LIMITED

                                        By:   JMJ Capital, Inc., the Investment
                                              Manager


                                              By:   /s/ Mitchell P. Kopin
                                                 -------------------------------
                                              Name:     Mitchell P. Kopin
                                              Title:    President


                                        BUYER:

                                        CLEVELAND OVERSEAS LTD.

                                        By:  Primeway S.A., Director

                                        By:    /s/ Beat Kunz
                                           -----------------
                                        Name:      Beat Kunz


                                        BUYER:

                                        WINCHESTER GLOBAL TRUST
                                        COMPANY LIMITED AS TRUSTEE FOR
                                        CADUCEUS CAPITAL TRUST



                                        By:    /s/ Samuel D. Isaly
                                           -------------------------------------
                                        Name:  Samuel D. Isaly
                                        Title: Managing Partner,
                                               OriMed Advisors LLC


                                        BUYER:

                                        CADUCEUS CAPITAL II, L.P.



                                        By:    /s/ Samuel D. Isaly
                                           -------------------------------------
                                        Name:  Samuel D. Isaly
                                        Title: Managing Partner,
                                               OriMed Advisors LLC

                                        BUYER:

                                        PW EUCALYPTUS FUND, L.L.C.



                                        By:    /s/ Samuel D. Isaly
                                           -------------------------------------
                                        Name:  Samuel D. Isaly
                                        Title: Managing Partner,
                                               OriMed Advisors LLC





                                        BUYER:

                                        PW EUCALYPTUS FUND, LTD.


                                        By:    /s/ Samuel D. Isaly
                                           -------------------------------------
                                        Name:  Samuel D. Isaly
                                        Title: Managing Partner,
                                               OriMed Advisors LLC




                                        BUYER:

                                        DMG LEGACY FUND LLC
                                        By:  DMG Advisors LLC, Managing Member


                                        By:     /s/ Andrew Wilder
                                           -------------------------------------
                                        Name:       Andrew Wilder
                                        Title:      Chief Financial Officer



                                        BUYER:

                                        DMG LEGACY INSTITUTIONAL FUND LLC
                                        By:  DMG Advisors LLC, Managing Member


                                        By:    /s/ Andrew Wilder
                                           -------------------------------------
                                        Name:      Andrew Wilder
                                        Title:     Chief Financial Officer



                                        BUYER:

                                        DMG LEGACY INTERNATIONAL LTD.
                                        By:  DMG Advisors LLC, Investment
                                             Advisor


                                        By:    /s/ Andrew Wilder
                                           -------------------------------------
                                        Name:      Andrew Wilder
                                        Title:     Chief Financial Officer

                                        BUYER:

                                        EDJ Limited



                                        By:    /s/ Jeffrey Porter
                                           -------------------------------------
                                        Name:      Jeffrey Porter
                                        Title:     Trading Advisor



                                        BUYER:

                                        Arnold S. Gumowitz


                                        By:   /s/ Arnold S. Gumowitz
                                           -------------------------------------
                                        Name:     Arnold S. Gumowitz



                                        BUYER:

                                        MAPLE BANK GMBH-MILAN BRANCH

                                        By:    /s/ Myles Marmion
                                           -------------------------------------
                                        Name:      M.C. Marmion
                                        Title:     Authorized Signatory



                                        BUYER:

                                        PORTER PARTNERS, L.P.

                                        By:    /s/ Jeffrey Porter
                                           -------------------------------------
                                        Name:      Jeffrey Porter
                                        Title:     General Partner




                                        BUYER:

                                        S.A.C. CAPITAL ASSOCIATES, LLC
                                        BY:  S.A.C. Capital Advisors, LLC

                                        By:    /s/ Peter Nussbaum
                                           -------------------------------------
                                        Name:      Peter Nussbaum
                                        Title:     General Counsel

                                        BUYER:

                                        THOMAS SERVICE


                                        By:   /s/ Thomas Service
                                           -------------------------------------
                                        Name:     Thomas Service



                                        BUYER:

                                        STEELHEAD INVESTMENTS, LTD.


                                        By:    /s/ Kevin O'Neal
                                           -------------------------------------
                                        Name:      Kevin O'Neal
                                        Title:     Authorized Signatory



                                        BUYER:

                                        VERTICAL INTERNATIONAL LTD.


                                        By:    /s/ Kenneth Henderson
                                           -------------------------------------
                                        Name:      Kenneth Henderson
                                        Title:     Authorized Signatory



                                        BUYER:

                                        ZLP MASTER FUND, LTD


                                        By:    /s/ Stuart J. Zimmer
                                           -------------------------------------
                                        Name:      Stuart J. Zimmer
                                        Title:     Director

                                                                       EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[TRANSFER AGENT]

Attn:
     ---------------------------

        Re: EntreMed, Inc.

Ladies and Gentlemen:

        We are counsel to EntreMed, Inc., a Delaware corporation (the "COMPANY"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "PURCHASE AGREEMENT") entered into by and among the Company and the buyers named therein (collectively, the "HOLDERS") pursuant to which the Company issued to the Holders shares of its common stock, par value $.01 per share (the "COMMON SHARES"), and Warrants exercisable into its Common Stock (the "WARRANT SHARES"). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the Common Shares and Warrant Shares, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on _________, 2001, the Company filed a Registration Statement on Form S-3 (File No. _____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

        In connection with the foregoing, we advise you that a member of the SEC's staff has advised us [by telephone/in writing] that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                        Very truly yours,
                                        [ISSUER'S COUNSEL]

                                        By:
                                           ------------------------------

cc:     [Legal Counsel]

                                                                       EXHIBIT B

                              PLAN OF DISTRIBUTION

        The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

        block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

        an exchange distribution in accordance with the rules of the applicable exchange;

        privately negotiated transactions;

        short sales;

        broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

        a combination of any such methods of sale; and

        any other method permitted pursuant to applicable law.

        The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver shares in connection with these trades. The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

        Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        The Company is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares or Warrants or shares of Common Stock issuable upon exercise of Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

        The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.



                                      B-2